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                                  EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

21 December 2000

Dear Sir/Madam

HOME SECURITY INTERNATIONAL INC

We have read Item 4 included in the Form 8-K of Home Security International Inc to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,



Arthur Andersen


cc  Mr Brad Cooper, Home Security International Inc